Exhibit (h)(1)

3,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

New York, New York

October 7, 2014

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

KCAP Financial, Inc., a Delaware corporation (the “Company”), confirms its agreement with JMP Securities LLC (the “Underwriter”) with respect to the issue and sale by the Company and the purchase by the Underwriter of the 3,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) of the Company, and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase additional Securities (as hereinafter defined). The aforesaid shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriter and all or any part of the shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Underwritten Securities.”

The Company understands that the Underwriter proposes to make a public offering of the Underwritten Securities as soon as the Underwriter deems advisable after this agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-187570) covering the registration of the Underwritten Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has been declared effective by the Commission (the date and time as of which the Registration Statement was declared effective by the Commission, the “Effective Date”). The Company’s preliminary prospectus, subject to completion, dated October 6, 2014, relating to the Underwritten Securities, that was used immediately prior to the Effective Date and the execution and delivery of this Agreement is referred to herein as the “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Rules and Regulations”) and Rule 497 of the Securities Act Rules and Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement pursuant to Rule 430A of the Securities Act Rules and Regulations is referred to as “Rule 430A Information.” Unless the context otherwise requires, such registration statement, including all documents filed as a part thereof, and including any Rule 430A Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 of the Securities Act Rules and Regulations and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) of the Securities Act Rules and Regulations (the “Rule 462(b) Registration Statement”), is herein called the “Registration Statement.” The final prospectus in the form filed by the Company with the Commission pursuant to Rule 497 of the Securities Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

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A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-00735) (the “Notification of Election”) was filed by the Company with the Commission on December 5, 2006 under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”).

1.	Representations and Warranties

(a)	The Company represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof and as of each Delivery Date referred to in Section 4(b) hereof, and agrees with the Underwriter, as follows:

(i)	The Company is eligible to use Form N-2. The Registration Statement (and the Registration Statement as amended by any post-effective amendment if the Company shall have made any amendments thereto after the effective date of the Registration Statement) has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement (and the Registration Statement as amended by any post-effective amendment if the Company shall have made any amendments thereto after the effective date of the Registration Statement) has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement, the Rule 462(b) Registration Statement, if any, and any post-effective amendments thereto became effective, at the Applicable Time and at each applicable Delivery Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act, the Securities Act Rules and Regulations and the Investment Company Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued, and at each applicable Delivery Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus and the Preliminary Prospectus complied when so filed in all material respects with the Securities Act, the Securities Act Rules and Regulations and the Investment Company Act except for any corrections to the Preliminary Prospectus that are made in the Prospectus and the Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As of the Applicable Time, the Preliminary Prospectus, together with the information included on Schedule A hereto (which information the Underwriter has informed the Company is being conveyed orally by the Underwriter to prospective purchasers at or prior to the Underwriter’s confirmation of sales of Underwritten Securities in the offering), all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this subsection and elsewhere in this Agreement, “Applicable Time” means 9:10 a.m. (Eastern time) on October 7, 2014 or such other time as agreed by the Company and the Underwriter. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus, the Prospectus or the General Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto) or the General Disclosure Package.

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(ii)	Any written materials provided to investors by, or with the prior written approval of, the Company specifically for use in any roadshow or investor presentations made to investors by the Company in connection with the marketing of the offering of the Underwritten Securities (whether in person or electronically) (collectively, the “Marketing Materials”), considered together with the General Disclosure Package, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All Marketing Materials complied and will comply in all material respects with the applicable requirements of the Securities Act, the Securities Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Rules and Regulations” and, together with the Securities Act Rules and Regulations, collectively, the “Rules and Regulations”), the Investment Company Act and the rules and interpretations of the Financial Industry Regulatory Authority (the “FINRA”).

(iii)	The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspended the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

(iv)	[Reserved].

(v)	The Company has been duly organized, is validly existing and is in good standing as a corporation in the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, prospects, properties or business of the Company (a “Material Adverse Effect”); the Company has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(vi)	The Company’s only subsidiaries and/or wholly owned portfolio companies are listed on Exhibit I hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; the Subsidiaries have the power and authority, corporate or otherwise, necessary to own or hold their properties and to conduct the businesses in which they are engaged.

(vii)	The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization,” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. No options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and except for subsequent issuances, if any, pursuant to this Agreement, pursuant to the Company’s Dividend Reinvestment Plan or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus and the General Disclosure Package or pursuant to the exercise of convertible securities or options referred to in the Prospectus and the General Disclosure Package. All of the capital stock or limited liability company interests of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(viii)	The Underwritten Securities being sold pursuant to this Agreement have been duly authorized by the Company, and such Underwritten Securities have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued and fully paid and non-assessable; the Underwritten Securities being sold pursuant to this Agreement conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus; and the issuance of the Underwritten Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

(ix)	The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(x)	(A) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether in a proceeding at equity or at law).

(xi)	The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Underwritten Securities as described under “Use of Proceeds” in the Registration Statement and the Prospectus will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries, or constitute a default or Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the property or assets of the Company or its Subsidiaries is subject, except for such conflicts, breaches or violations that would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) result in any violation of the provisions of the charter or bylaws or other organizational documents of the Company or its Subsidiaries; or (C) to the knowledge of the Company, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or assets. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

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(xii)	No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties or assets is required to be obtained by the Company for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Underwritten Securities as described under “Use of Proceeds” in the Registration Statement and the Prospectus, except for the registration of the Underwritten Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the sale of the Underwritten Securities and in connection with the listing of the Underwritten Securities on the Nasdaq Global Select Market (“Nasdaq”).

(xiii)	Except as identified in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(xiv)	The Company has not sold or issued any securities that would be required to be integrated with the sale and delivery of the Underwritten Securities contemplated by this Agreement pursuant to the Securities Act or the Securities Act Rules and Regulations.

(xv)	Since June 30, 2014, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material change in the capital stock or short term or long term debt of the Company or its Subsidiaries or any material adverse change, or, to the Company’s knowledge, any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, prospects, properties, management or business of the Company and its Subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi)	Since the date as of which information is given in the General Disclosure Package and the Prospectus and except as may otherwise be described in the General Disclosure Package and the Prospectus, the Company has not (A) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business; (B) entered into any material transaction not in the ordinary course of business; or (C) declared or paid any dividend on its capital stock.

(xvii)	The financial statements (including the related notes and supporting schedules), when taken together with the financial information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the Company at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The selected financial information and data included in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared on a basis consistent with that of the books and records of the Company, Katonah Debt Advisors, L.L.C. (“KDA”), Trimaran Advisors, L.L.C. (“Trimaran”), Katonah 2007-1 CLO Ltd (“Katonah 2007-1”) and Katonah X CLO Ltd (“Katonah X”), as applicable.

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(xviii)	Ernst & Young LLP, who have delivered their letter referred to in Section 6(e) hereof, (A) with respect to the Company, are independent registered public accountants as required by the Securities Act, the Investment Company Act, the Rules and Regulations and the rules of the Public Company Accounting Oversight Board, and (B) with respect to KDA, Trimaran, Katonah 2007-1 and Katonah X, are independent certified public accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct, and its interpretations and rulings. Grant Thornton LLP, who has audited certain financial statements of the Company, KDA, Trimaran, Katonah 2007-1 and Katonah X, whose reports appear in the Registration Statement, the General Disclosure Package and the Prospectus and who have delivered their letter referred to in Section 6(e) hereof, (A) with respect to the Company, are independent registered public accountants as required by the Securities Act, the Investment Company Act, the Rules and Regulations and the rules of the Public Company Accounting Oversight Board, and (B) with respect to KDA, Trimaran, Katonah 2007-1 and Katonah X, are independent certified public accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct, and its interpretations and rulings.

(xix)	The Company and its Subsidiaries have good and marketable title in fee simple to all real property, have valid rights to lease or otherwise use and have good and marketable title to all personal property owned by them, material to the respective businesses of each of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as (A) are described in the Registration Statement and the Prospectus; (B) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; or (C) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all assets held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its Subsidiaries.

(xx)	Any statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxi)	Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Underwritten Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement and the Prospectus, will be, required to register as a “registered management investment company” under the Investment Company Act.

(xxii)	(A) The Company has duly elected to be regulated by the Commission as a business development company (“BDC”) under the Investment Company Act and has not withdrawn that election, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. Subject to the filing of the Registration Statement and the Prospectus, all required action has been taken by the Company under the Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Underwritten Securities as provided in this Agreement; (B) the provisions of the Company’s charter and bylaws and the investment objective, policies and restrictions described in the Registration Statement and the Prospectus, assuming they are implemented as described, comply in all material respects with the requirements of the Investment Company Act; and (C) the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to BDCs.

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(xxiii)	When the Notification of Election was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of the Investment Company Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xxiv)	There are no legal or governmental action, suit or proceedings pending to which the Company or its consolidated Subsidiaries is a party or of which any property or assets of the Company or its Subsidiaries is the subject that would be required to be described in the General Disclosure Package or the Prospectus and is not so described or that would, in the aggregate, reasonably be expected to have an adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such actions, suits or proceedings are threatened by governmental authorities or others.

(xxv)	There are no contracts or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required; and that statements made in the Registration Statement and the Prospectus under the captions “Regulation,” “Material United States Federal Income Tax Considerations” and “Description of Our Common Stock,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(xxvi)	Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(xxvii)	No labor disturbance by the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is threatened that would reasonably be expected to have a Material Adverse Effect.

(xxviii)	(A) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), would have any liability (each a “Plan”), has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where failure to so comply would not reasonably be expected to have Material Adverse Effect; (B) with respect to each Plan subject to Title IV of ERISA (1) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (2) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (3) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (4) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA)); and (C) each Plan that is intended to be qualified under Section 401(a) of the Code has received a prototype determination or opinion letter to the effect that the form of such Plan is so qualified and the Company and, as to the form of such Plan, the Plan may rely on such letter or opinion (without an individual application) under applicable the rules of the Internal Revenue Service, and, to the knowledge of the Company nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

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(xxix)	The Company and its Subsidiaries have (A) filed all Federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and all such tax returns are true, complete and correct in all material respects; and (B) paid all material taxes required to be paid, and no tax deficiency has been determined adversely to the Company or its Subsidiaries, nor does the Company or its Subsidiaries have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxx)	Commencing with its short taxable year ended December 31, 2006, the Company has qualified as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Code) and the Company intends to continue to operate so as to qualify as a RIC.

(xxxi)	Neither the Company nor its Subsidiaries (A) is in violation of its charter, bylaws or other organizational documents; (B) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; or (C) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (B) and (C), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxii)	The Company makes and keeps accurate books and records and the Company maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Company’s most recent audited fiscal year, there have been, to the Company’s knowledge, no changes in the Company’s internal control over financial reporting that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

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(xxxiii)	(A) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); (B) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made; and (C) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xxxiv)	There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and the rules and regulations promulgated thereunder.

(xxxv)	The Company and each of its Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and each of its Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(xxxvi)	The Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(xxxvii)	Neither the Company nor any of its Subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Affect.

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(xxxviii)	There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement, the General Disclosure Package or the Prospectus, other than as described therein. Each Subsidiary is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on its limited liability company interests, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as described in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxix)	Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or its Subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xl)	The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(xli)	Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company or its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly knowingly use the proceeds of the offering, or lend, contribute or otherwise knowingly make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xlii)	The Company has not distributed and, prior to the completion of the distribution of the Underwritten Securities, will not distribute any offering material in connection with the offering and sale of the Underwritten Securities other than the Preliminary Prospectus, the Prospectus or any statement made in accordance with Rule 482 of the Securities Act Rules and Regulations (a “Rule 482 Statement”) to which the Underwriter has consented.

(xliii)	The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Underwritten Securities; (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, the Underwritten Securities; and (C) will not, until the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Underwritten Securities, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

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(xliv)	The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company has continued to satisfy all Nasdaq listing requirements.

(b)	Any certificate signed by any officer of the Company and delivered to the Underwriter in connection with the offering and sale of the Underwritten Securities shall be deemed a representation and warranty by the Company as to matters covered thereby to the Underwriter.

2.	Purchase of the Underwritten Securities by the Underwriter.

(a)	On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Initial Securities to the Underwriter, and the Underwriter agrees to purchase the Initial Securities.

(b)	In addition, the Company grants to the Underwriter an option to purchase up to 450,000 additional shares of Option Securities. The Option Securities may be purchased as provided in Section 4 hereof.

(c)	The price of both the Initial Securities and any Option Securities purchased by the Underwriter shall be $8.02 per share; provided that the price per share with respect to any Option Securities shall be less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The Company shall not be obligated to deliver any of the Initial Securities or Option Securities to be delivered on the applicable Delivery Date, except upon payment for all such Underwritten Securities to be purchased on such Delivery Date as provided herein.

3.	Offering of Securities by the Underwriter. Upon authorization by the Underwriter of the release of the Initial Securities, the Underwriter proposes to offer the Initial Securities for sale upon the terms and conditions to be set forth in the Prospectus.

4.	Delivery of and Payment for the Underwritten Securities.

(a)	Delivery of and payment for the Initial Securities shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Initial Securities shall be made to the Underwriter against payment by the Underwriter of the aggregate purchase price of the Initial Securities being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Company shall deliver the Initial Securities through the facilities of the Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct.

(b)	The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part on not more than one occasion by written notice being given to the Company by the Underwriter; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised, the names in which the Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Underwriter, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Securities are delivered is sometimes referred to as an “Option Securities Delivery Date,” and the Initial Delivery Date and any Option Securities Delivery Date are sometimes each referred to as a “Delivery Date.”

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(c)	Delivery of the Option Securities by the Company and payment for the Option Securities by the Underwriter shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Underwriter and the Company. On the Option Securities Delivery Date, the Company shall deliver or cause to be delivered the Option Securities to the Underwriter against payment by the Underwriter and of the aggregate purchase price of the Option Securities being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Company shall deliver the Option Securities through the facilities of DTC unless the Underwriter shall otherwise instruct.

5.	Further Agreements of the Company.

(a)	The Company agrees:

(i)	During any period that a prospectus relating to the Underwritten Securities is required to be delivered under the Securities Act (but in any event through the applicable Delivery Date), (A) to comply with the requirements of Rule 430A and Rule 497 of the Securities Act Rules and Regulations; (B) to prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 497 of the Securities Act Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; (C) to make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be disapproved by the Underwriter promptly after reasonable notice thereof (unless in the reasonable determination of the Company such amendment or supplement is required by applicable law); (D) to advise the Underwriter, promptly after it receives notice thereof, of the time when any or amendment or supplement to the Registration Statement (including any filing pursuant to Rule 462(b) of the Securities Act Rules and Regulations) or the Prospectus has been filed and to furnish the Underwriter with copies thereof; and (E) to advise the Underwriter, promptly after it receives notice thereof of (i) the time when any post-effective amendment to the Registration Statement shall become effective; (ii) the receipt of any comments from the Commission; (iii) the request by the Commission for any amendment to the Registration Statement; (iv) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus; (v) the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction (vi) the initiation or threatening of any proceeding or examination for any such purpose; or (vii) any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or for additional information related to the Registration Statement or the offering contemplated thereby; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus suspending any such qualification, to use promptly its commercially reasonable best efforts to obtain its withdrawal;

(ii)	To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

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(iii)	To deliver promptly and without charge to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) the Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) any Rule 482 Statement and (D) if the delivery of a Prospectus is required at any time after the date hereof in connection with the offering or sale of the Underwritten Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance. The copies of the Registration Statement, the Preliminary Prospectus, the Prospectus or amendment or supplement thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, expect to the extent permitted by Regulation S-T;

(iv)	To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission; prior to filing with the Commission any amendment or supplement to the Registration Statement or to the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter;

(v)	To use its commercially reasonable best efforts to comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Agreement and in the Prospectus. If any time when a Prospectus is required by the Securities Act to be delivered in connection with the sale of the Underwritten Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to the purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to 5(iv), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request;

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(vi)	If there occurs an event or development prior to the Initial Delivery Date as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, to promptly notify the Underwriter so that any use of the General Disclosure Package may cease until it is amended or supplemented if needed (at the sole cost to the Company);

(vii)	As soon as reasonably practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, at least 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company, and to the extent required by the Commission, of KDA, Trimaran, Katonah 2007-1 and Katonah X (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 of the Securities Act Rules and Regulations);

(viii)	During the period during which the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time period required by the Exchange Act and the rules and regulations of the Commission thereunder;

(ix)	Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Underwritten Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Underwritten Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(x)	For a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer, sell, contract to sell, pledge (other than under any pledge or margin arrangement disclosed in the Registration Statement), grant any option or contract to purchase, make any short sale or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by the Company at any time during such 45-day period) any Common Stock or securities convertible into or exchangeable for Common Stock (other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof and as disclosed in the Registration Statement or pursuant to currently outstanding options, warrants, rights or other securities convertible into shares of Common Stock), or sell or grant options, rights or warrants with respect to any Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to any equity plans), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter, and to cause each officer and director of the Company set forth on Schedule B hereto to furnish to the Underwriter, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit II hereto (the “Lock-Up Agreements”) relating to the lock-up periods shown on Exhibit II hereto; notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Underwriter waives such extension in writing;

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(xi)	To apply the net proceeds from the sale of the Underwritten Securities being sold by the Company as set forth in the Prospectus and the General Disclosure Package under “Use of Proceeds”;

(xii)	To use its best efforts to effect and maintain the listing of the Common Stock (including the Underwritten Securities) on the Nasdaq.

(xiii)	When and to the extent required by law, comply in all material respects with all applicable securities and other laws, rules and regulations, including without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause its officers, directors and employees, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including without limitation, the Sarbanes Oxley Act;

(xiv)	To use its best efforts to maintain its status as a BDC under the Investment Company Act; provided, however, the Company may cease to be, or withdraw its election as a BDC under the Investment Company Act, with the approval of its board of directors and a vote of its stockholders as required by Section 58 of the Investment Company Act, or a successor provision;

(xv)	To use its best efforts to maintain its qualification as a RIC under the Code for each taxable year during which it is a BDC under the Investment Company Act;

(xvi)	Except for the authorization of actions permitted to be taken by the Underwriter as contemplated by the Underwriter herein or in the Prospectus, not to take, directly or indirectly, within 30 days of the date of the Prospectus, any action designed to cause or to result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the sale or resale of the Underwritten Securities.

6.	Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with its obligations under this Agreement, including (a) the authorization, issuance, sale and delivery of the Underwritten Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Underwritten Securities and the preparation and printing of certificates for the foregoing; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Preliminary Prospectus, the Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), the Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement, any other related documents in connection with the offering, purchase, sale and delivery of the Underwritten Securities; (e) any required review by the FINRA of the terms of sale of the Underwritten Securities (including related fees and expenses of counsel to the Underwriter not to exceed $10,000 in the aggregate); (f) the inclusion of the Underwritten Securities on the Nasdaq; (g) the qualification of the Underwritten Securities under the securities laws of the several jurisdictions as provided in Section 5(ix) and the preparation, printing and distribution of a blue sky memorandum (including related fees and expenses of counsel to the Underwriter); (h) the fees and disbursements of the Company’s counsel, accountants and other advisors; (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Underwritten Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the officers of the Company and the cost of any aircraft chartered by the Company in connection with the road show; (j) the fees and expenses of any transfer agent, registrar or depositary in connection with the issuance of the Underwritten Securities; and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement and any transfer taxes payable in connection with its sales of Underwritten Securities to the Underwriter, provided that, except as provided in this Section 6 and Section 10, the Underwriter shall pay its own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Underwritten Securities which they may sell and the expenses of advertising any such offering of the Underwritten Securities made by the Underwriter, and the travel and lodging expenses of the Underwriter in connection with the road show or otherwise relating to the subject matter of this Agreement.

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7.	Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)	The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Registration Statement (including any filing pursuant to Rule 462(b) of the Securities Act Rules and Regulations), has become effective; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 of the Securities Act Rules and Regulations.

(b)	No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the General Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the Underwriter’s sole discretion, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)	All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underwritten Securities, the Registration Statement, the General Disclosure Package and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)	Sutherland Asbill & Brennan LLP shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter, and covering the matters substantially in the form attached hereto as Exhibit B-1, along with its negative assurance letter substantially in the form attached hereto as Exhibit B-2.

(e)	The Underwriter shall have received from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Underwritten Securities, the Registration Statement, the Prospectus and the General Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

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(f)	At the time of execution of this Agreement, the Underwriter shall have received from each of Ernst & Young LLP and Grant Thornton LLP a letter, in form and substance satisfactory to the Underwriter, with respect to the Company, KDA, Trimaran, Katonah 2007-1 and Katonah X, addressed to the Underwriter and dated the date hereof (i) with respect to the Company, confirming that they are independent registered public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) with respect to KDA, Trimaran, Katonah 2007-1 and Katonah X, confirming that they are independent certified public accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct, and its interpretations and rulings, and (iii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)	With respect to the letters of each of Ernst & Young LLP and Grant Thornton LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have caused each of Ernst & Young LLP and Grant Thornton LLP to furnish to the Underwriter a letter (the “bring down letter”) of such accountants, addressed to the Underwriter and dated such Delivery Date (i) with respect to the Company, confirming that they are independent registered public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) with respect to KDA, Trimaran, Katonah 2007-1 and Katonah X, confirming that they are independent certified public accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct, and its interpretations and rulings, and (iii) stating, as of the date of the bring down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)	The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, executed on its behalf by its (a) Chief Executive Officer or President or equivalent officer and (b) its Chief Financial Officer or equivalent officer stating that:

(i)	The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, except for any such representation or warranty that speaks only as of an earlier date or time, which is true and correct as of such earlier specified date and time, and the Company has complied in all material respects with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)	No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii)	They have reviewed the Registration Statement, the Prospectus and the General Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the General Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that is required to be set forth and which has not been set forth in a supplement or amendment to the Registration Statement or the Prospectus;

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(i)	Prior to such Delivery Date, the Company and its Subsidiaries shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

(j)	(A) Neither the Company nor any of its Subsidiaries shall have sustained since December 31, 2011, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (B) since such date there shall not have been any change in the capital stock (except as otherwise disclosed in the Preliminary Prospectus and the Prospectus) or long term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwritten Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(k)	Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, The NASDAQ Global Select Market or the American Stock Exchange, or trading in any securities of the Company on any exchange, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by United States Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Underwritten Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)	The Underwritten Securities to be sold at such Delivery Date shall have been duly listed, subject to notice of issuance, on the Nasdaq.

(m)	The Lock-Up Agreements, in substantially the form attached hereto as Exhibit II, between the Underwriter and the officers and directors of the Company set forth on Schedule B, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

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8.	Indemnification and Contribution.

(a)	The Company shall indemnify and hold harmless the Underwriter, its directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Underwritten Securities), to which the Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, including the Rule 430A Information (including the information on Schedule A hereto), or the General Disclosure Package; (B) any Rule 482 Statement; (C) any Marketing Materials or (D) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Underwritten Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, including the Rule 430A Information (including the information on Schedule A hereto), the General Disclosure Package, any Rule 482 Statement, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of the Preliminary Prospectus or Rule 482 Statement, or any amendment or supplement thereto, not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Underwritten Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, or in any such amendment or supplement thereto, including the Rule 430A Information (including the information on Schedule A hereto), the General Disclosure Package, any Rule 482 Statement, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any director, officer, employee, agent, affiliate or controlling person of the Underwriter.

(b)	The Underwriter shall indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto, including the Rule 430A Information (including the information on Schedule A hereto), the General Disclosure Package, any Rule 482 Statement, any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto, the Rule 430A Information (including the information on Schedule A hereto), the General Disclosure Package, any Rule 482 Statement, any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made in the case of any Preliminary Prospectus or Rule 482 Statement, or any amendment or supplement thereto, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company or any such director, officer, employee, agent, affiliate or controlling person.

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(c)	Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent jointly the Underwriter and its directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company under this Section 8 if (i) the Company and the Underwriter shall have so mutually agreed; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriter; (iii) the Underwriter and its directors, officers, employees and controlling persons shall have reasonably concluded based upon the advice of counsel that there may be legal defenses available to them that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriter or its directors, officers, employees or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

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(d)	If the indemnification provided for in this Section 8 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage liability or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the offering of the Underwritten Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage, liability or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Underwritten Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage liability or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting commissions from the sale of the Underwritten Securities underwritten by it exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)	The Underwriter confirms and the Company acknowledges and agrees that (i) the concession figure by the Underwriter and (ii) the ninth paragraph appearing in the “Underwriting” section of the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or in any amendment or supplement thereto, including the Rule 430A Information, any Rule 482 Statement, any Marketing Materials or Blue Sky Application.

(f)	Notwithstanding any other provision of this Section 8, no party shall be entitled to indemnification and contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

9.	Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Initial Securities if, prior to that time, any of the events described in Sections 7(j) and 7(k) shall have occurred or if the Underwriter shall decline to purchase the Underwritten Securities for any reason permitted under this Agreement.

10.	Reimbursement of Underwriter’s Expenses. If (a) the Company shall fail to tender the Underwritten Securities for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition to the Underwriter’s obligations hereunder required to be fulfilled by the Company is not fulfilled for any reason or (b) the Underwriter shall decline to purchase the Underwritten Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriter for all reasonable out of pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Underwritten Securities, and upon demand the Company shall pay the full amount thereof to the Underwriter.

21

11.	Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking division. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12.	No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Underwritten Securities or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as an advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Underwritten Securities, and such relationship between the Company, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

13.	Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)	if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to:

JMP Securities LLC
600 Montgomery Street

Suite 1100

San Francisco, California 94111

Attention: Chief Legal Officer

With a copy (for informational purposes only) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Stuart Gelfond, Esq.

Facsimile: (212) 859-4000

And in the case of any notice pursuant to Section 7(d), a copy to:

(b)	if to the Company, shall be delivered or sent by mail or facsimile transmission to:

KCAP Financial, Inc.

295 Madison Avenue, 6th Floor

New York, New York 10017

Attention: Dayl W. Pearson

Facsimile: (212) 455-8300

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With a copy (for informational purposes only) to:

Sutherland Asbill & Brennan LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001-3980

Attention: Harry Pangas, Esq.

Facsimile: (202) 637-3593

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriter.

14.	Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees, agents and affiliates of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15.	Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Underwritten Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

16.	Definition of the Terms “Business Day.” For purposes of this Agreement “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close

17.	Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

18.	Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. Each of the Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

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19.	Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.	Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of Page Intentionally Left Blank.]

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If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

KCAP FINANCIAL, INC.

By:

Name:	Edward U. Gilpin
Title:	Chief Financial Officer

Accepted:

By:	JMP Securities LLC

By:
Name:
Title:

SCHEDULE A

Pricing Terms

-	The Company is selling 3,000,000 shares of Common Stock through the Underwriter.

-	The Company has granted an option to the Underwriter to purchase up to an additional 450,000 shares of Common Stock.

-	Offering price per share for the Underwritten Securities shall be variable.

B-1

SCHEDULE B

List of Persons Subject to Lock-Up

Dayl W. Pearson

Christoper Lacovara

C. Michael Jacobi

Albert G. Pastino

C. Turney Stevens, Jr.

Jay R. Bloom

Dean C. Kehler

R. Jon Corless

Daniel P. Gilligan

John A. Ward III

Edward U. Gilpin

Jill Simeone

C-1

EXHIBIT I

Katonah Debt Advisors, L.L.C.

Kohlberg Capital Funding LLC I

KCAP Senior Funding I Holdings, LLC

KCAP Senior Funding I, LLC

Katonah Management Holdings LLC

Katonah X Management LLC

Katonah 2007-I Management LLC

Commodore Holdings, LLC

Trimaran Advisors, L.L.C.

Ex. I-1